Exhibit 99.1

TECHS LOANSTAR AND QUTURE JOINTLY ANNOUNCE

CLOSING OF THEIR MERGER AGREEMENT

Techs Loanstar and Quture Close Merger

West Palm Beach, Florida – Techs Loanstar, Inc. (OTCQB: TCLN) and Quture, Inc. (“Quture”) today announced that they have closed on their agreement to merge the companies consistent with their previously announced Definitive Merger Agreement. The assets of Quture include extensive intellectual property, enhanced software products on the leading technology platform and clinical content from over 35 years as a leading clinical performance company in the United States.

Quture will now have access to capital and currency, enabling them to execute their aggressive growth strategy to achieve dominance as the international standard to measure clinical performance in healthcare.  Quture seeks to become transparent through public reporting and subject to the requirements for public companies consistent with that corporate strategy.  Through the merger, TCLN has acquired a  100% interest in Quture to significantly increase shareholder value.

“We have worked diligently for many months to achieve this milestone in our corporate strategy, “Said Landon Feazell, Chairman & CEO of Quture.   “Our intention to become a major part of the solution to the spiraling costs of health care is appropriate, given the present focus on America’s economic health. We believe the future of Quture in healthcare performance, outcomes, value, and optimal quality and patient safety are without parallel.”

"The acquisition of Quture is an exciting opportunity for the Company and is part of our strategy to increase shareholder value, said Henry Fong, CEO of Techs Loanstar. “The implementation of public reporting and policies linking payment to healthcare outcomes has significant implications for the future of healthcare.  Our Country faces the challenge of improving healthcare with the understanding that continued growth in healthcare costs is not economically sustainable.  Quture’s development of a quality performance measurement system positions the Company to transform healthcare by developing the national standard in measuring clinical performance.”

About Quture

Quture, Inc., is a Nevada corporation operating from corporate offices primarily in Florida.  Quture’s mission is to become the Gold Standard in Healthcare Performance Measurement.  Quture provides healthcare organizations, insurers, government payers, and other stakeholders in the healthcare community with performance measurement tools and data sets.  Industry experts agree that these performance measures are the “transformative tool” that reduce medical cost and improve quality of care. Quture’s management team has 35 years of experience and a long history of working with many of the nation’s leading healthcare institutions and insurers as a leader and innovator in measuring clinical performance. Quture plans include developing a revolutionary solution to effectively and efficiently measure clinical performance from multiple vendor databases.

About Techs Loanstar, Inc.

Techs Loanstar, Inc., a Nevada company, was initially organized to provide loan management service and software for the equity and payday loan industry.  Upon completion of a Share Exchange Agreement in February 2010, Techs ceased all operations relating to its historical business and adopted the business plan of ZenZuu USA, Inc. (“ZZUSA”).  ZZUSA was formed to acquire an exclusive license to use and operate in the United States, an online social database and advertising revenue-share model for the purpose of seeking a business opportunity in the online social network industry.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For Further Information Contact:

Constellation Asset Advisors, Inc.

Jens Dalsgaard

President

+1 (415) 524-8500